EXHIBIT 3.1





                              DHB INDUSTRIES, INC.


                                  _____________


                             A Delaware Corporation


                           SECOND AMENDED AND RESTATED
                                     BY-LAWS


                              As of August 17, 2007


                                  ______________




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                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1.1 (a) GENERAL. An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

          (b) ADVANCE NOTICE PROCEDURES. Subject to the rights of holders of any series of Preferred Stock established pursuant to the provisions of the Certificate of Incorporation, as amended, nominations for the election of directors and business proposed to be brought before an annual meeting of stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, and who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

          (c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1.1(b), (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (C)(v) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice must be delivered to or received by the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, or if no meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be

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disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner; (iv) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (v) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice"). A person giving notice pursuant to this Section 1.1(c) shall also include such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses and principal occupation, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems appropriate.

          (d) Notwithstanding anything in the second sentence of Section 1.1(c) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 55 days prior to the Anniversary, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

          (e) Only persons nominated in accordance with the procedures set forth in this Section 1.1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

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          (f) For purposes of these By-Laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (g) Notwithstanding the foregoing provisions of this Section 1.1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.1. Nothing in this Section 1.1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 1.2 SPECIAL MEETINGS OF STOCKHOLDERS. (a) Except as required by law and subject to the rights of the holders of any series of Preferred Stock of the Corporation established pursuant to the provisions of the Certificate of Incorporation, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors or by the Chairman or Co-Chairman of the Board of Directors. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board of Directors or the Chairman or Co-Chairman of the Board of Directors call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board of Directors or the Chairman or Co-Chairman of the Board of Directors.

          (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1.1 of this Article
I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by Section 1.1(c) of this Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     Section 1.3 NOTICE OF MEETING.

          Notice of stockholders meetings, stating the place, if any, date and hour thereof, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or any Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

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     Section 1.4 QUORUM.

          Expect as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, at any meeting of stockholders, the holders of one third in voting power of the outstanding shares of all classes of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend.

     Section 1.5 ADJOURNMENT.

          Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.6 ORGANIZATION.

          The Chairman of the Board, if any, or in the Chairman's absence, the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

          The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     Section 1.7 VOTING.

          Subject to all of the rights of any class of preferred stock issued and outstanding or by the General Corporation Law of Delaware, each share of capital stock of the Corporation shall entitle the holder thereof to one vote, in person or by proxy (either written or as otherwise permitted by the General Corporation Law of Delaware). Except as otherwise provided by law in the Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a

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majority of the votes cast at such meeting upon given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such questions. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by plurality of the votes cast by holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.1 (a) GENERAL: TERM OF OFFICE. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV) until the next succeeding annual meeting of stockholders and until a respective successor has been elected and qualified.

          (b) NUMBER. The Board of Directors shall consist of not fewer than three (3) members and not more than nine (9) members, with the number of authorized directors being initially fixed at five (5), which number may be changed from time to time by a resolution of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors, except in each case as may be provided pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of the Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances.

     Section 2.2 CHAIRMAN OF THE BOARD.

          The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed from his or her position as Chairman by the Board of Directors. The Chairman of the Board shall perform such duties as may from time to time be assigned by the Board.

     Section 2.3 MEETINGS.

          The annual meeting of the Board of Directors, for the election of the officers and the transaction of such other business as may come before the meeting, may be held without notice at the same place as, and immediately following, the annual meeting of the stockholders

          Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

          Special meetings of the Board of Directors shall be held at such time and place as shall be designed in the notice of the meeting whenever called by the Chairman of the Board, if any, the President, or by a majority of the directors of the office.

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     Section 2.4 NOTICE OF SPECIAL MEETINGS.

          Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or, in the Secretary's absence, any other officer of the Corporation (a) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (b) by sending a telegram, telecopy, facsimile, telex or electronic mail, or delivering written notice by hand, to a director's last known business, home or electronic mail address at least 24 hours in advance of the meeting, or (c) by mailing written notice to a director's last known business or home address at least 72 hours in advance of a meeting. A notice or waiver of notice need not specify the purpose of the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

     Section 2.5 QUORUM AND ORGANIZATION OF MEETINGS.

          A majority of the total number of member of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in the Chairman's absence, by the President, if the President is also a director, or in the absence of both by such other directors as the directors may determine. The Secretary of the Corporation shall act as secretary of the meeting, but in the Secretary's absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.6 COMMITTEES.

          The Board of Directors may, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or replacing any bylaw of the corporation. Each committee which may be established by the Board of Directors pursuant to these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than

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of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

     Section 2.7 ACTION WITHOUT MEETING.

          Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

     Section 2.8 TELEPHONE MEETINGS.

          Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III

                                    OFFICERS

     Section 3.1 GENERAL.

          The officers of the Corporation shall be the Chairman of the Board, a President, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Any person may hold two or more of such offices, except that the same person shall not be both President and Secretary unless all of the issued and outstanding shares of the Corporation are owned by one person, in which case such person may hold all or any combination of offices. The officers of the Corporation shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders and from time to time as vacancies occur.

     Section 3.2 AUTHORITIES AND DUTIES.

          All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the business and affairs of the Corporation as may be prescribed by the Board of Directors.

     Section 3.3 TENURE AND REMOVAL.

          The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular meeting.

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     Section 3.4 COMPENSATION.

          The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such committee of the Board of Directors or officers as may be designated by resolution of the Board of Directors.

                                   ARTICLE IV

                       RESIGNATION, REMOVAL AND VACANCIES

     Section 4.1 RESIGNATIONS.

          Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     Section 4.2 REMOVALS.

          The Board of Directors, by vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

          Any director on the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

          Any director elected by the holders of any class or series of shares entitled at the time to vote as a class at an election of directors may be removed without cause by the holders of a majority of such class or series of shares, voting as a class and may be removed with cause by holders of a majority of the shares to vote at an election of directors.

     Section 4.3 VACANCIES. Any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term specified in the resolution providing for such increase.

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                                   ARTICLE V

                                  CAPITAL STOCK

     Section 5.1 STOCK CERTIFICATES.

          The certificate for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

     Section 5.2 TRANSFER OF SHARES.

          Shares of the capital stock of the Corporation may be transferred in the books of the Corporation only by the holder of such shares or by the holder's duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

     Section 5.3 FIXING RECORD DATE.

          (a) Subject to Section 5.3(b), in order that the Corporation may determine the stockholders entitled to notice of or to vote any meeting of stockholders or any adjournment thereof (or to express consent to corporate action without a meeting), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more that sixty days nor less that ten days before the date of such meeting, nor more than sixty days prior to any other action.

          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this Section 9). If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date

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has been fixed by the Board of Directors and prior action by the Board of
Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     Section 5.4 LOST CERTIFICATES.

          Unless the stock is uncertificated, the Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates therefore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or the owner's legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

     Section 5.5 REGULATION.

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, resignation, cancellation, and replacement of certificates representing stock of the Corporation.



ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1 MANDATORY INDEMNIFICATION.

          The Corporation shall indemnify, to the fullest extent permitted by Delaware law, any person who was or is a defendant or is threatened to be made a defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person (an "indemnitee"):

               (a) Is or was a director or officer of the Corporation; or

               (b) Is or was serving at the request of the Corporation as a director, trustee or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise

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against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     Section 6.2 PERMITTED INDEMNIFICATION.

          The Corporation may indemnify, to the fullest extent permitted by Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     Section 6.3 EXPENSES PAYABLE IN ADVANCE.

          Expenses (including attorneys' fees) incurred by any person who is or was a director or officer of the Corporation, or any person who is or was serving at the request of the Corporation as a director, trustee, or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, in defending or investigating a threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation to the fullest extent permitted by Delaware law in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately shall be determined by final judicial decision from which there is no further right of appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by any person who is was an employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or enterprise may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6.4 JUDICIAL DETERMINATION OF MANDATORY INDEMNIFICATION OR MANDATORY ADVANCEMENT OF EXPENSES.

          If a claim under Section 6.1, 6.2 or 6.3 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the

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indemnitee has met the applicable standard of conduct set forth in the Delaware
General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. The burden of proving that such person is not entitled to such mandatory indemnification or mandatory advancement of expenses, or that the Corporation is entitled to recover the mandatory advancement of expenses pursuant to the terms of an undertaking shall be on the Corporation. If successful in whole or in part in obtaining an order for mandatory indemnification or mandatory advancement of expenses, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall also be entitled to be paid all costs (including attorneys' fees and expenses) in connection therewith.

     Section 6.5 NONEXCLUSIVITY.

          The indemnification and advancement of expenses mandated or permitted by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise both as to action by the person in an official capacity and as to action in another capacity while holding such office. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in this Article VI, but whom the Corporation has the power or obligation to indemnify under Delaware law or otherwise.

     Section 6.6 INSURANCE.

          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, member, member representative, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

     Section 6.7 DEFINITIONS.

          For the purposes of this Article VI references to "the Corporation" shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, trustees, members, member representatives, employees or agents, so that any person who is or was a director, officer, trustee, member, member representative, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, trustee, member, member representative, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the

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resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. The term "other enterprise" as used in this Article VI shall include employee benefit plans. The phrase "serving at the request of the Company" shall include any service as a director, officer, trustee, member, member representative, employee or agent that imposes duties on, or involves services by, such director, officer, trustee, member, member representative, employee or agent with respect to any employee benefit plan, its participants or beneficiaries.

     Section 6.8 SURVIVAL.

          The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and to a person who has ceased to serve at the request of the Corporation as a director, officer, trustee, member, member representative, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, and, in each case, shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 6.9 REPEAL, AMENDMENT OR MODIFICATION.

          Any repeal, amendment or modification of this Article VI shall not affect any rights or obligations then existing between the Corporation and any person referred to in this Article VI with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore brought based in whole or in part upon such state of facts.

ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 CORPORATE SEAL.

          The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware" and shall be in such form as may be approved from time to time by the Board of Directors.

     Section 7.2 FISCAL YEAR.

          The fiscal year of the Corporation shall begin on the 1st day of January in each year and terminate on the 31st day of December in each succeeding year.

     Section 7.3 NOTICES AND WAIVERS THEREOF.

          Whenever any notice whatever is required by law, the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law or as set forth herein, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable, radiogram or other electronic transmission addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable, or radiogram or other electronic transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have

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been deposited in the United States mail with postage thereon prepaid.
Notwithstanding the foregoing, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

          Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a waiver thereof, given by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

     Section 7.4 STOCK OF OTHER CORPORATIONS OR OTHER INTERESTS. Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman, President, Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

          The By-Laws of the Corporation may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote in the election of directors, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board.


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